Exhibit 10.12
Y.Y.X.J. Contract [2008] No.3
Framework Agreement on Value Added Services
for Mobile Security
Between
China Mobile Communications Corporation
And
Beijing NetQin Technology Co., Limited
January, 2008
Beijing, China

Security Classification: Private and Confidential          Contract No.:
Framework Agreement on Value Added Services for Mobile
Security between China Mobile Communications Corporation and
Beijing NetQin Technology Co., Limited
Party A: China Mobile Communications Corporation
Party B: Beijing NetQin Technology Co., Limited
     WHEREAS
     Party A is a super-large telecommunication company, the mobile telecommunication service partner for the 2008 Beijing Summer Olympic Games and a leading telecom operator in China. It is mainly engaged in domestic and international mobile telecommunication network facilities and related telecommunication services, and is committed to developing mobile value-added business for the moment.
     Party B is a leading mobile security products and services provider in China that commits to building reliable mobile information security services like mobile anti-spamming, privacy data protection, mobile anti-virus. Its products have been widely used by many China Mobile users. It also boasts powerful technological R&D strength and diversified service operation experience in the field of mobile security and possesses all necessary permits and licenses required for conducting the aforementioned businesses:
     The Parties desire to strengthen their cooperation in the aspect of the above businesses.
     THEREFORE, Party A and Party B agree as follows through amicable negotiation:
ARTICLE I
REPRESENTATIONS AND WARRANTIES
     1.1 Party A and Party B hereby jointly represent and warrant that they are enterprises or branches duly organized and existing under the laws of the People’s Republic of China (hereinafter referred to as China).
     1.2 The Parties warrant that it is possible and feasible for them to perform their respective responsibilities, rights and obligations hereunder based on their respective business situation and operation capacity.
     1.3 The Parties warrant that they shall provide each other the most favorable policies within the contractual scope to realize mutually close cooperation.

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ARTICLE II
SERVICE CONTENTS
     2.1 Within the term of this Agreement, Party B shall provide Party A anti-spamming, privacy data protection and anti-virus products and solutions, carry out mobile value added services recognized by Party A and warrant that all technical indices related are in compliance with Party A’s demands.
     2.1.1 Mobile anti-spamming means the act to automatically identify spam and silently put it into trash, with spam filtering database upgrades provided.
     2.1.2 Privacy data protection is designed to protect private contacts, with all SMSs and call records accessed only by inputting password so as to protect privacies of the user.
     2.1.3 Mobile anti-virus is designed to detect and remove mobile virus, Trojan, spyware, malware and other malicious software, with frequent virus database updates provided.
     2.2 The specific form and steps are stated as follows:
     2.2.1 The Parties agree to apply the mobile anti-spamming and privacy protection services and products of Party B (hereinafter referred to as SMS filtering) into Party A’s optional businesses, and Party A shall choose its branches from 2 to 3 provinces to carry out pilot operation before commercialization. Upon completion of the pilot operation, the Parties shall negotiate and decide a specific cooperation plan, and a service agreement shall be entered into separately.
     2.2.2 With respect to mobile anti-virus service (hereinafter referred to as Mobile Security), Party B shall apply for treasure chest download and SMS, WAP and other innovated service channels in line with relevant business provisions of Party A.
     2.3 Meanwhile Party B shall provide all necessary supports required for cooperation to Party A, including without limitation the product design, R&D, troubleshooting, service update, expansion, market promotion and suggestions and customer services.
ARTICLE III
COMMITMENTS OF THE PARTIES
     3.1 The Parties commit to carry out close cooperation based on the principle of good faith, reciprocity, fairness and mutual support.
     3.2 Party B must strictly comply with terms hereof and relevant provisions of Party A and shall not make any suggestion, warranty, commitment, contract, agreement or any other act that may bind Party A. Party A shall hold no responsibility for any act taken by Party B beyond the authority and term authorized by Party A or any act against its will, but Party B shall be held liable for any claim or compensation made against any loss or damage arising from the

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aforementioned act done beyond the authority and term authorized by Party A or against Party A’s will.
ARTICLE IV
PARTY A’S RIGHTS AND OBLIGATIONS
     4.1 Party A’s Rights
     4.1.1 Party A shall have right to work out plans, examine and verify the products provided by Party B.
     4.1.2 Party A shall have right to request Party B to improve, increase/decrease or improve its technical solutions and/or business contents with reference to the market development and/or its own business requirements.
     4.1.3 Party A shall have right to request Party B to provide technologies and market information necessary to perform this Agreement, such as, technical solutions, technical specifications, business flows and market information, etc.
     4.1.4 Party A shall have right to evaluate businesses provided by Party B, based on the result of which appropriate adjustment shall be made. Negotiation on solutions shall be conducted with positive attitude and great efforts for the purpose of ensuring continuous implementation of this Agreement.
     4.2 Party A’s Obligations
     4.2.1 Party A recognizes Party B as its core partner in the mobile anti-spamming field.
     4.2.2 Party A promises that it shall, within thirty (30) working days upon execution of this Agreement, carry out pilot operation of the “spam scanning” service mentioned in Article 2.2.1 hereof.
     4.2.3 Party A promises that it shall provide all infrastructures necessary to conduct free businesses, including without limitation the network broad band service, service room and lines, etc.
     4.2.4 Party A promises that it shall publicize the pilot services mentioned in Article 2.2.1 hereof through the marketing channels and in the publicity campaigns relating to its mobile value added services.
     4.2.5 Party A shall publicize the pilot services mentioned in Article 2.2.1 hereof in its mobile value-added service pamphlets, catalogue, user’s manual, direction for use and the business publicity or promotion which are considered favorable for carrying out businesses hereunder by Party A.

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     4.2.6 Party A promises that it shall provide market data relating to the services mentioned in Article 2.2.1, such as, the number of users in each pilot province, and the user market survey result, etc.
ARTICLE V
PARTY B’S RIGHTS AND OBLIGATIONS
     5.1 Party B’s Rights
     5.1.1 Party B shall have right to timely modify, adjust and perfect its service and product plans, flows and specifications hereunder with reference to the situation of pilot operation and Party A’s requirements so as to be in conformity with Party A’s business requirements.
     5.1.2 Party B shall support cooperated businesses based on authorization of Party A, including without limitation the product planning, businesses involved, market promotion, operation and maintenance and customer services, and shall be in strict compliance with Party A’s relevant policies and provisions.
     5.1.3 Party B shall have right to lodge a complaint against Party A with regard to any dispute arising from the cooperation.
     5.2 Party B’s Obligations
     5.2.1 Party B must abide by relevant policies and provisions of Party A and prompt smooth conduction of businesses within the scope specified herein, and shall work diligently to protect the goodwill and interests of the Parties from impairment. In case of any dispute arising, Party B shall be responsible for explicating the situation to Party A and properly solve it in time.
     5.2.2 Party B must maintain technologies in strict compliance with Party A’s provisions so as to achieve the desired quality.
     5.2.3 In the event that Party A’s brand, image, corporate identity and other intellectual property-related matters are involved in the operation of Party B’s business and the confirmation of Party A is required in advance, the operation in question may be implemented only with Party A’s approval.
     5.2.4 Unless otherwise expressly stated by a specialized agreement, Party B has no right to enter into a contract with any natural person, legal person or institution on Party A’s behalf.
     5.2.5 Party B promises that it possesses all administrative licenses, production and/or use permits and/or authorizations necessary to lawfully perform this Agreement and all its products and services provided are free of quality or right defects. Party B further promises that its provision of services and products hereunder may not impair the intellectual property and other legitimate rights and interests of any third party or the social public interests. Party B shall

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undertake all legal liabilities incurred from violation of the abovementioned promises and shall hold Party A harmless against all damages.
     5.2.6 Party B shall be obliged to coordinate with Party A in the aspects of customer service, technical support, business training and other related matters.
ARTICLE VI
SETTLEMENT
     6.1 The businesses are granted to Party A’s customers free of charge during pilot operation mentioned in Article 2.2.1 hereof, for which Party A may not pay any expenses to Party B.
     6.2 Party A shall negotiate with Party B separately upon completion of the pilot operation and conclude a service agreement regarding relevant businesses.
ARTICLE VII
EXCLUSIVITY
     7.1 Both Parties shall recognize the other party as its preferred partner for businesses defined in Article 2 hereof during validity of this Agreement.
ARTICLE VIII
CONFIDENTIALITY
     8.1 Neither party may, without prior written consent of the other party, disclose, divulge or provide any confidential information (whether in writing, oral or otherwise) obtained from the other party to any third party during validity of this Agreement. The confidential information includes without limitation the following:
     8.1.1 Trade secrets, including without limitation the way of cooperation, planning scripts, text of the cooperation agreement and all or partial text of its exhibits hereto as well as the implementation of this Agreement, etc;
     8.1.2 Financial secrets, including without limitation the standard, methods and cycle of settlement, the proceeds arising therefrom and the allocation, etc;
     8.1.3 Technical secrets, including without limitation the technical standard, access and solutions, technological upgrades and adjustment, interface standard and access protocol, etc.;
     8.1.4 Business pattern, including without limitation the business lines, business status, user data, means and implementation of publicity and promotion, etc.

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     8.2 Neither party (including its employee and/or agent) may, without written consent of the other party, disclose, divulge or provide any confidential information to any third party or use any confidential information for purpose other than this Agreement during validity of this Agreement and two (2) years thereafter.
     8.3 Either party may demand the other party to return or destroy all confidential information and data obtained from it at termination of this Agreement.
ARTICLE IX
FORCE MAJEURE
     9.1 Should any party is prevented from performing or is delayed in performing any of its obligations hereunder in whole or in part resulting from an event of force majeure during the validity of this Agreement, the affected party shall hold no responsibility thereof. The force majeure means an unpredictable, unavoidable and unconquerable event, which includes but is not limited to earthquake, typhoon, war, act of government, government ban and other recognized events of force majeure.
     9.2 The party claiming force majeure shall notify the other party without delay by fax or other writing means, provide detailed information regarding the event of force majeure and sufficient proof thereof within a reasonable time limit, explaining the reason for its inability to perform or the delay in the performance of all or part of its obligations hereunder. A confirmation by proper authority and a notary authority shall be issued at the same time. The Parties shall negotiate and take appropriate measures forthwith, and make reasonable endeavors to minimize or remove the effects of the event of force majeure, to the extent possible. The party that does not try and fails to notify the other party in time shall be responsible for the expanded losses suffered by the other party as a result of the delayed notice.
     9.3 Either party shall be entitled to send a written notice to the other party to terminate this Agreement earlier in the event that such force majeure persists for a period of sixty (60) days or more, and neither party shall bear any economic or legal liabilities against the other party for such earlier termination.
ARTICLE X
LIABILITY FOR BREACH
     10.1 Should any party (the observant party) announce that the other party (the default party) is in breach and provide sufficient proof thereof to attest it, and that such breach results in entire unenforceability or partial unenforceability of this Agreement, the observant party shall have right to require the default party to bear corresponding liabilities for breach and stop to perform its obligations hereunder without termination of this Agreement until such breach is corrected. The default party shall have thirty (30) days from receipt of a notice form the observant party specifying the breach compensate the other Party for all damages caused by the breach.

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     10.2 The default party shall indemnify the observant party against any fees, expenses or additional liabilities or losses (including paid, payable or unpaid interests) arising out of any of its breaches. This clause shall survive earlier termination of this Agreement by whatsoever reason and continue to bind the Parties.
     10.3 No failure on the part of any party to make any claim with respect to any clauses hereunder violated by the other party shall operate as a waiver to the claim against subsequent breach of the other party.
ARTICLE XI
EARLIER TERMINATION OF THIS AGREEMENT
     11.1 This Agreement may be terminated earlier by written consensus of the Parties within its validity.
     11.2 If one party hereto shall commit any material breach of this Agreement or the earlier termination of this Agreement becomes reasonable when an abnormality happens, the parties concerned may notify the other party to terminate this Agreement immediately by any written means of communication (e.g. registered letter or telex to which receipt is issued), the receipt of which should be ensured.
     11.3 Should one party hereto fail to perform its obligations hereunder in whole or in party and thus impair the interests of the other party and cause the other party basically losing its profits ought to be expected from this Agreement, it shall be considered as the substantial breach as mentioned in the forgoing provision. If it becomes reasonable for the party claiming earlier termination to be bound by this Agreement, this shall be deemed as an abnormity as mentioned in the forgoing provision. The force majeure mentioned in Article 10 hereof shall be deemed as an abnormality.
     11.4 The Parties negotiate and decide that any violation to Articles 2 to 9 and Article 11 hereof shall be deemed as substantial breach. Should one party hereto requires the other party to perform its obligations hereunder and the other party fails to do so, it may be deemed as a substantial breach hereof.
     11.5 Besides, the Parties agree to treat the following circumstances as abnormalities, based on which one party hereto may propose earlier termination of this Agreement.
     11.5.1 One party hereto goes into bankruptcy or liquidation;
     11.5.2 Other circumstance that may materially affect the ability of the other party to perform this Agreement.

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ARTICLE XII
LIQUIDATION
     12.1 The Parties shall carry out liquidation in line with this provision upon expiration or termination of this Agreement.
     12.2 The determination and payment of compensation for damages and the payment of damages.
     12.3 Delivery of business data.
ARTICLE XIII
APPLICABLE LAW
     13.1 The formation of this Agreement, its validity, interpretation, performance and settlement of disputes in connection herewith shall be governed by the laws of the People’s Republic of China.
ARTICLE XIV
DISPUTE RESOLUTION
     14.1 The Parties agree that they shall do their best to solve any dispute, discrepancy or controversy arising from or in connection herewith, including but not limited to dispute regarding the validity or existence of this Agreement or validity of the arbitration clause.
     14.2 If the aforementioned dispute, discrepancy or controversy fails to be settled within forty-five (45) days, the Parties agree to submit it to Beijing Arbitration Commission for arbitration.
     14.3 During the process of arbitration, the Parties shall continue to implement this Agreement without interruption, except for the matters in dispute. Any pending of the arbitration may not interfere either party to exercise its right to terminate this Agreement in accordance with terms hereof.
     14.4 The arbitration award made by the arbitration commission shall be final and binding on both parties.
ARTICLE XV
ALL CONTRACT DOCUMENTS AND THE PRIORITY
     15.1 All contract documents shall be deemed mutually interpretative and expletive. In the event and to the extent of any polysemy or inconsistency between two or more of the aforementioned documents, they shall be interpreted in the order of priority that: in case that the content is referred to both in the supplementary agreement and this Agreement, the

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supplementary agreement shall take priority; and in case that the content is unmentioned in the supplementary agreement, this Agreement shall prevail.
ARTICLE XVI
SEVERABILITY AND CANCELLATION OF THIS AGREEMENT
     16.1 Should this Agreement or any provision or clause hereof be deemed invalid or unenforceable, the validity and enforceability of this Agreement text or remaining provisions contained in its exhibits hereto shall remain in full force and effect, and the Parties shall do their best to work out new provisions that are in compliance with this tenet and intent.
     16.2 The invalidity of any clause hereof may not result in invalidity of this whole agreement, unless otherwise this clause is deemed as substantial such that the Parties may not enter into this Agreement if they are aware of its invalidity.
ARTICLE XVII
TERM OF VALIDITY
     17.1 This Agreement shall continue for a period of six (6) months, starting from 0:00 of January 2, 2008 and expiring on 0:00 of July 1, 2008. A formal agreement shall be concluded separately through negotiation upon completion of the pilot operation, and the standard time shall be subject to Beijing time.
     17.2 Either party that unilaterally proposes to terminate this Agreement needs to notify the other party three (3) months in advance.
     17.3 This Agreement shall be automatically renewed for two (2) years upon expiration if no party files an opposition. Meanwhile, Party B shall have priority to cooperate with Party A in the aspect of the cooperated businesses concluded hereunder.
ARTICLE XVIII
MISCELLANEOUS
     18.1 This Agreement shall be terminated upon expiration of its term of validity.
     18.2 Any amendment and supplement hereto shall be made in writing. This Agreement shall remain in full force and effect prior to any amendments concluded by the Parties taking effect.
     18.3 Any clause stated to survive termination of this Agreement shall be performed continuously upon termination of this Agreement for any reason or cause, in particulars the confidential obligation and the claim for any losses resulting from breach of the other party.
     18.4 Unless otherwise stated, all notices sent by registered letter shall be deemed effectively given on the fourteenth (14th) day after the date on which they were mailed, and all

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notices sent by facsimile transmission shall be deemed effectively given on the time when they are faxed. The mailing addresses and fax numbers of the Parties are as follows:

Party A:	China Mobile Communications Corporation

Address:	17F, China Mobile Mansion, No.28 Financial Street, Xicheng District, Beijing
Postal code:	100032
Telephone:	010-66006688-1611
Fax:	010-66006244

Party B:	Beijing NetQin Technology Co.,Limited

Address:	27F, Tower B, Chaowai MEN Finance Center, No.26 Chaowai Street, Chaoyang District, Beijing
Postal code:	100020
Telephone:	010-85655555
Fax:	010-85655518
     18.5 This Agreement is written in Chinese and made in quadruplicate. Each party shall hold two (2) duplicates, each of which are equally authentic.
     18.6 This Agreement shall take effect after being signed and sealed by the Parties.
ARTICLE XIX
DUPLICATES

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     IN WITNESS WHEREOF, this Agreement is formally executed by the parties on January 2, 2008 in Beijing, China.

Party A: China Mobile Communications Corporation	Party B: Beijing NetQin Technology Co., Limited

(Official company seal)	(Official company seal)

Date: January 2, 2008	Date: January 2, 2008